Exhibit 24(b)(8.96) AMENDMENT TO SCHEDULE “A” TO
SELLING AND SERVICES AGREEMENT

This Amendment to Schedule “A” to Selling and Services Agreement (“Amendment”) is entered into as of December 31, 2004 by and among Legg Mason Wood Walker ("Distributor"), Incorporated, each of the registered investment companies listed in Schedule A to this Amendment, and ING Financial Advisers, LLC formerly Aetna Investment Services, LLC ("ING Financial") and ING Life Insurance and Annuity Company formerly Aetna Life Insurance and Annuity Company ("ILIAC").

WHEREAS, the parties entered into a Service Agreement dated as of February 1, 2001 (the “Services Agreement”) pursuant to which ILIAC agreed to provide certain shareholder services and administrative services, including but not limited to maintaining shareholder accounts, record keeping, processing, reporting and asset transfers to qualified employee benefit plans and their participants; and

WHEREAS, the parties desire to amend Schedule A of the Services Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1. Amendment to Schedule A. Schedule A to the Services Agreement is hereby deleted and replaced with Schedule A to this Amendment.

2. Other Terms. Other than the foregoing, all other terms and conditions of the Services Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

Legg Mason Wood Walker, Incorporated		ING Life Insurance and Annuity Company

By:	/s/ Thomas J. Hirschmann	By:	Laurie M. Tillinghast
Name:	Thomas J. Hirschmann	Name:	Laurie M. Tillinghast
Title:	SVP	Title:	Vice President

The Legg Mason Funds		ING Financial Advisers, LLC

By:	/s/ Mark R. Fetting	By:	/s/ Mary Ann Langevin
Name:	Mark R. Fetting	Name:	Mary Ann Langevin
Title:	President	Title:	Vice President

Amendment to Schedule A to Services Agreement

SCHEDULE A

Fund Name	Share Class	CUSIP	Ticker	Revenue
Share
Legg Mason Value Trust	Primary	524.659.109	LMVTX	___%
Legg Mason Value Trust	Financial	524.659.307	--	___%
Intermediary
Legg Mason Value Trust	Institutional	524.695.208	LMNVX	___%
Legg Mason Special Investment Trust	Primary	524.904.109	LMASX	___%
Legg Mason Special Investment Trust	Financial	--	--	___%
Intermediary
Legg Mason Special Investment Trust	Institutional	524.904.208	LMNSX	___%
Legg Mason American Leading Companies	Primary	524.65Q.101	LMALX	___%
Trust
Legg Mason American Leading Companies	Institutional	524.65Q.200	--	___%
Trust
Legg Mason Balanced Trust	Primary	524.65Q.309	LMBTX	___%
Legg Mason Balanced Trust	Financial	524.65Q.879	LMBFX	___%
Intermediary
Legg Mason Balanced Trust	Institutional	524.65Q.408	LMNBZ	___%
Legg Mason U.S. Small- Capitalization	Primary	524.65Q.507	LMSVX	___%
Value Trust
Legg Mason U.S. Small- Capitalization	Institutional	524.65Q.606	LMNUZ	___%
Value Trust
Legg Mason Financial Services Fund	Primary	524.65Q.705	LMFAX	___%
Legg Mason Financial Services Fund	Institutional	--	--	___%
Legg Mason Opportunity Trust	Primary	524.65G.103	LMOPX	___%
Legg Mason Opportunity Trust	Financial	524.67D.108	LMOFX	___%
Intermediary
Legg Mason Classic Valuation Fund	Primary	524.65K.302	LMCVX	___%
Legg Mason Classic Valuation Fund	Institutional	--	--	___%
Legg Mason Growth Trust	Primary	524.65Y.104	FOCTX	___%
Legg Mason Growth Trust	Financial	524.65Y.302	LMGFX	___%
	Intermediary			___%
Batterymarch U.S. Small Capitalization	Institutional	502.082.811	LMSIX
Equity Portfolio				___%
Legg Mason International Equity Trust	Primary	524.65U.201	LMGEX	___%
Legg Mason International Equity Trust	Institutional	524.65U.409	LMNIZ
___%
Legg Mason Emerging Markets Trust	Primary	524.65U.508	LMEMX
Legg Mason Emerging Markets Trust	Institutional	524.65U.607	--	___%
___%
Legg Mason Europe Fund	Primary	524.65U.805	LMEUX	___%
Legg Mason Europe Fund	Institutional	524.65U.888	--	___%

Western Asset Core Portfolio	Institutional	502.081.771	WATFX	___%
Western Asset Core Portfolio	Financial	502.081.763	WAPIX	___%
Intermediary
Western Asset Core Plus Portfolio	Institutional	502.081.888	WACPX	___%
Western Asset Core Plus Portfolio	Financial	957.663.602	WACIX	___%
Intermediary
Western Asset Intermediate Portfolio	Institutional	502081797	WATIX	___%
Western Asset Intermediate Portfolio	Financial	--	--	___%
Intermediary
Western Asset Non-U.S. Fixed Income	Institutional	502081706	WACPX	___%
Portfolio
Western Asset Non-U.S. Fixed Income	Financial	--	--	___%
Portfolio	Intermediary			___%
Western Asset Inflation Indexed	Institutional	957666878	N/A	___%
Bond Portfolio				___%
Western Asset Inflation Indexed	Financial	--	--
Bond Portfolio	Intermediary			___%
Legg Mason U.S. Government	Primary	524.905.205	LGINX	___%
Intermediate Portfolio				___%
Legg Mason U.S. Government	Institutional	524.905.502	LMNGX	___%
Intermediate Portfolio				___%
Legg Mason Investment Grade	Primary	524.905.106	LMIGX
Income Portfolio				___%
Legg Mason Investment Grade	Institutional	524.905.601	LMIGZ	___%
Income Portfolio
Legg Mason High Yield Portfolio	Primary	524905-40-3	LMHYX	___%
Legg Mason High Yield Portfolio	Institutional	524905700	LMNHZ	___%

Legg Mason Global Income Trust	Primary	52465U-10-2	LMGGX	___%
Legg Mason Global Income Trust	Institutional	--	--	___%

___%

**Based on board approval of sub TA payment.				___%

Amendment to Schedule A to Services Agreement